               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

               International Paper Company
..................................................................
     (Name of Registrant as Specified In Its Charter)

..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:

     ............................................................

     (2) Aggregate number of securities to which transaction applies:

     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     .......................................................

     (4) Proposed maximum aggregate value of transaction:

     .......................................................

     (5)  Total fee paid:

     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          .......................................................

          (2) Form, Schedule or Registration Statement No.:

          .......................................................

          (3) Filing Party:

          .......................................................

          (4) Date Filed:

          .......................................................

                          [LOGO: INTERNATIONAL PAPER]

                              400 ATLANTIC STREET
                          STAMFORD, CONNECTICUT 06921

JOHN T. DILLON
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                                                  March 28, 2003

Dear Fellow Shareholder:

    It is my pleasure to invite you to attend the 2003 Annual Meeting of Shareholders of International Paper Company. The meeting will be held at 8:30 a.m. on Tuesday, May 13, 2003, at Manhattanville College, 2900 Purchase Street, Purchase, New York in Reid Hall (the 'Castle').

    Attendance at the meeting will be limited to shareholders of record at the close of business on March 17, 2003, or their duly appointed proxy holders (not to exceed one proxy per shareholder), and to guests of management. If you plan to attend the meeting, please review the Admittance Procedures on page 2.

    The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. Please review this material for information concerning the business to be conducted at the meeting and the nominees for election as directors.

    Your vote is important. Whether you plan to attend the meeting or not, I urge you to vote your shares. Please either sign and return the accompanying card or use telephone or Internet voting prior to the meeting, so that your shares will be represented and voted at the meeting.

                                           Sincerely,

                                           /s/ John T. Dillon
                                           John T. Dillon

                          [LOGO: INTERNATIONAL PAPER]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Owners of Common Stock of
International Paper Company:

Time:................................  8:30 a.m.
                                       Tuesday, May 13, 2003

Place:...............................  Reid Hall
                                       Manhattanville College
                                       2900 Purchase Street
                                       Purchase, New York 10577

Items of Business:...................  (1) Elect one class of directors for a term of three years: Robert J. Eaton, John V.
                                           Faraci, Donald F. McHenry and Patrick F.
                                           Noonan;

                                       (2) Approve amendments to the Company's
                                           Long-Term Incentive Compensation Plan;

                                       (3) Consider and vote on a shareholder
                                           proposal concerning shareholder approval for
                                           future severance agreements with senior
                                           executives; and

                                       (4) Transact such other business properly
                                           brought before the meeting or any
                                           adjournment.

Record Date:.........................  Holders of International Paper Common Stock
                                       of record at the close of business on
                                       March 17, 2003, are entitled to vote at the
                                       meeting.

    Your Board of Directors urges shareholders to vote FOR items 1 and 2, and AGAINST item 3.

                                             By order of the Board of Directors,

                                                     BARBARA L. SMITHERS
                                                Vice President and Secretary

March 28, 2003

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
General Information.........................................    1

Corporate Governance........................................    3

Stock Ownership Information.................................    7

Compensation of Directors...................................    9

Matters To Be Considered at the Meeting.....................   10

Report of the Management Development and Compensation
  Committee of the Board of Directors.......................   17

Performance Graph...........................................   20

Additional Information Regarding Executive Compensation.....   21

Termination Agreements......................................   26

Equity Compensation Plan....................................   28

Report of the Audit and Finance Committee of the Board of
  Directors.................................................   29

The Company's Independent Auditor...........................   30

Appendix A..................................................  A-1

Appendix B..................................................  B-1

                                PROXY STATEMENT

                          INTERNATIONAL PAPER COMPANY
                              400 ATLANTIC STREET
                          STAMFORD, CONNECTICUT 06921
                                 (203) 541-8000

--------------------------------------------------------------------------------
                              GENERAL INFORMATION
--------------------------------------------------------------------------------

This Proxy Statement is furnished to you by the Board of Directors of International Paper Company in connection with the solicitation of your proxy to be voted at the annual meeting of shareholders to be held on May 13, 2003. You are entitled to one vote for each share of common stock held of record at the close of business on March 17, 2003. As of that date, there were 478,820,753 shares of common stock outstanding.

Directors are elected by a plurality of votes cast. A plurality means that the four (4) nominees receiving the largest number of votes cast will be elected. A majority of votes cast is required to approve amendments to the Company's Long-Term Incentive Compensation Plan and to approve a shareholder proposal concerning shareholder approval for future severance agreements with senior executives. Abstentions, broker non-votes, and withheld votes will not be considered votes cast.

The annual report on Form 10-K, including the audited financial statements of International Paper for the fiscal year ended December 31, 2002, has been provided to you with this Proxy Statement. Read it carefully in conjunction with this Proxy Statement before voting on any proposals since it contains details of the Company's operations and other relevant disclosures.

This Proxy Statement and the form of proxy were first sent to shareholders commencing March 28, 2003.

PROXY PROCEDURES

You have a choice of voting by telephone, Internet or mail.

    Voting by Telephone

The telephone voting procedure is simple and fast. Dial the 800 number on your proxy card or voting instruction form and listen for further directions. You must have a touch-tone phone and an 800 number on your proxy card in order to respond to the questions. This vote will be counted immediately and there is no need to send in your proxy card. You may revoke your proxy at any time before its exercise by (1) subsequent telephone or Internet vote; (2) submitting a written revocation; (3) submitting a new proxy; or (4) attending and voting at the annual meeting. Please refer to your proxy card or voting instruction card for specific instructions on how to vote. If you hold your shares through a securities broker (that is, in street name), your broker can advise you whether you will be able to vote by telephone.

    Voting by Internet

Voting by Internet is easy and quick. Read your proxy card or your voting instruction form and follow the directions. You will need to have and enter your control number located on your proxy card or voting instruction form. You may revoke your proxy at any time before its exercise by (1) subsequent Internet or telephone voting; (2) submitting a new proxy; (3) submitting a written revocation; or (4) attending and voting at the annual meeting. Please refer to your proxy card or voting instruction card for specific instructions on how to vote. If you hold your shares in street name, your broker can advise you whether you will be able to vote by Internet.

    Voting by Proxy Card

Shares eligible to be voted, and for which a properly signed proxy is returned, will be voted in accordance with the instructions specified on the proxy card. If you do not mark any instructions, your shares will be voted in favor of proposals 1 and 2 and against proposal 3. If any other matters come before the meeting, your proxy will be voted in accordance with the best judgment of the persons voting them. As of the time this Proxy Statement was printed, management was not aware of any other matters to be voted upon. You may revoke your proxy at any time before its exercise by (1) submitting a written revocation;
(2) submitting a new proxy; (3) voting by telephone or Internet as described above; or (4) attending and voting at the annual meeting. If you hold your shares in street name, please complete and mail the voting instruction card forwarded to you by your broker.

Solicitation of proxies may be done by directors, officers and employees of the Company, as well as by Georgeson Shareholder Communications, Inc. Payments to that firm as compensation are estimated to be about $20,000 plus reimbursable expenses. This solicitation may be carried out by mail, telephone, tele-communication, or personal interview. The cost of any such solicitations will be borne by the Company.

    Who Counts the Vote and is it Confidential?

The Company has a policy of confidentiality in the voting of shareholder proxies. It uses the services of IVS Associated Inc., as independent inspectors of election, and Automatic Data Processing to receive and tabulate the proxy vote. These representatives are the only persons who process and have access to your proxy card, telephone, or Internet vote.

ADMITTANCE PROCEDURES AT THE MEETING

    Shareholders of Record

If you are a shareholder of record as of the close of business on March 17, 2003, you (or your duly appointed proxy holder) are entitled to vote and attend the meeting. Certain procedures have been adopted to ensure that no inconvenience or delays are caused to the Company's shareholders or their proxy holders when entering the meeting.

If you plan to attend the meeting in person or appoint someone to attend as your proxy (other than the proxies set out on the proxy card), please check the appropriate box on your proxy card. An admittance card will then be reserved for you or your proxy in advance of the meeting. If you are appointing your own proxy, please include his or her name on the request. The admittance card will be delivered to you or your proxy holder at the shareholders' admittance desk at the meeting upon verification of identification of you or your proxy holder. If you vote by Internet or telephone, follow the instructions provided for attendance.

If you are a record shareholder but do not have an admittance card reserved for you at the meeting, you will be admitted upon verification of ownership at the shareholders' admittance desk. If you have not appointed a proxy in advance or have changed the appointed proxy, your duly appointed proxy who attends the meeting in your place will be required to present evidence of your signature on the proxy (a copy of your driver's license or employment identification card or other identification with your signature). This is to make sure that only valid proxies are admitted and voted.

    Shareholders Through Intermediaries

Persons who own stock through brokers, trustees, plans or 'street name' and not directly through ownership of stock certificates are considered 'beneficial owners.' Beneficial owners of record on March 17, 2003, or their duly appointed proxy holders, can obtain admittance cards only at the shareholders' admittance desk by presenting evidence of common stock ownership in the Company. This evidence could be a proxy from the institution that is the record holder of the stock or your most recent bank or brokerage firm account statement, along with proper identification. If you are a beneficial shareholder who will appoint a proxy to attend the meeting on your behalf, your duly appointed proxy will be required to comply with the procedures described above in this paragraph, as well as the admittance procedures described above for duly appointed proxies not designated in advance.

    Future Shareholder Proposals and Nominations

In order to be considered for inclusion in next year's Proxy Statement, shareholder proposals intended to be presented at the 2004 annual meeting must be made in writing and received by the Secretary of the Company at the Company's principal executive offices by the close of business on or before November 28, 2003.

Other shareholder proposals intended to be introduced at the 2004 annual meeting must be made in accordance with Article I, Section 7 of the Company's By-laws. Thus, shareholder proposals intended to be presented at the 2004 annual meeting, but not included in the 2004 Proxy Statement, must be received by the Secretary of the Company not earlier than January 12, 2004, nor later than February
11, 2004, if the annual meeting is held on May 11, 2004, and must conform to the requirements set out in the Company's By-laws. Nominations by shareholders for directors must be made in accordance with Article II, Section 9 of the Company's By-laws. Notice of a shareholder intention to nominate a person for director must be received by the Secretary of the Company not earlier than January 12, 2004 nor later than February 11, 2004, if the annual meeting is held on May 11, 2004, and must conform to the requirements set out in the Company's By-laws.

--------------------------------------------------------------------------------
                               CORPORATE GOVERNANCE
--------------------------------------------------------------------------------

BOARD OF DIRECTORS

The Board is composed of three classes of directors: Class III directors, of whom there are currently four, three of whom were elected by shareholders to serve until the 2003 annual meeting and one of whom was elected by the Board of Directors in February 2003 to serve until the 2003 annual meeting; Class I directors, of whom there are currently four, who were elected to serve until the 2004 annual meeting; and Class II directors, of whom there are currently three, who were elected to serve until the 2005 annual meeting. Directors in each class are elected for a three-year term unless they resign or retire earlier. New directors elected by the Board are assigned to a class until the first annual meeting after their election by the Board.

Company policy on tenure of directors requires current outside directors to retire from the Board upon their 72nd birthday, whether or not the term for which they have been elected has expired. Employee directors must retire when they leave the Company. Outside directors elected for the first time after July 13, 1999 must retire from the Board upon their 70th birthday.

Eight regular meetings and four special meetings of the Board of Directors were held in 2002. In addition, there were 23 Committee meetings. Each director attended at least 90% of the meetings of the Board and the Committees on which he or she serves.

Record and beneficial ownership of directors in equity securities of the Company is shown in the table on page 7.

BOARD EFFECTIVENESS

The Board works to enhance its own effectiveness and to improve the Company's corporate governance practices in a variety of ways, including:

  Conduct of an annual evaluation of Board structure and performance. This includes reviewing the Board's activities against those set out in its charter and then making recommendations for changes or improvements in practices or structure.

  Increased contact between outside directors and senior managers through facility visits and work with senior corporate officers.

  Governance Committee review of incumbent directors prior to recommendation for re-election. The review emphasizes directors' commitment to serving the Company, directors' regular attendance at meetings, and directors' sense of commitment to shareholders, employees and other constituencies served by the Company.

  Improving and updating the Principles of Corporate Governance relating to the Board's governance of the Company, as needed.

During 2002, the Board undertook an extensive review of the principal elements of its governance structure, including its Principles of Corporate Governance, the Company's Code of Business Ethics, and the charters of all Board Committees. In doing so, the Board's objectives were to ensure that these elements of corporate governance continued to reflect the highest standards of corporate behavior and governance, and conformed fully with the requirements of the Sarbanes-Oxley Act of 2002.

In its February 2003 and March 2003 meetings, the Board approved and adopted a revised charter for the Audit and Finance Committee (included in Appendix B), a revised Code of Business Ethics, revised Principles of Corporate Governance, as well as revised charters for its Governance Committee, Management Development and Compensation Committee, and Public Policy and Environment Committee. The key responsibilities of these committees are described below. In addition, you can find the Company's Principles of Corporate Governance, Code of Business Ethics and Conduct, and all Board committee charters at the Company's web site, www.internationalpaper.com.

COMMITTEES OF THE BOARD

In order to fulfill its responsibilities, the Board delegates to its various Committees the authority to consider certain matters and report to the Board with appropriate recommendations. There are four standing committees and an Executive Committee.

Each standing committee is chaired by an independent director. Each of the Audit and Finance Committee, Governance Committee, and Management Development and Compensation Committee is composed entirely of independent directors. It is the sense of the Board that the chairmanship and membership of all of the committees be rotated from time to time to give the directors a broader knowledge of the Company's affairs. Each committee establishes its own agenda for the year, and conducts a year-end evaluation of its performance by comparing the topics considered at meetings with its charter as established by the Board. Oral reports of committee activities are given at each Board meeting and minutes of committee meetings are sent to the directors.

AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee of the Board:

  Assists the Board in monitoring the integrity of the financial statements of the Company and financial reporting procedures.

  Oversees management's accounting for the Company's financial results and reviews the timeliness and adequacy of the reporting of those results and related judgments.

  Oversees the internal audit function and makes inquiry into the audits of the Company's books made internally and by outside independent auditors.

  Appoints and replaces the independent auditor, oversees the independent auditor and is responsible for the compensation of the independent auditor.

  Informs the Board of any significant accounting matters, including critical accounting policies and judgments.

  Establishes procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls, and for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

  May, to the extent it deems necessary or appropriate, retain independent legal, accounting or other advisors.

  Reviews and reports to the Board on the Company's management of its financial resources.

  Reviews the performance of the Committee.

Nine meetings of the Committee were held in 2002.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

The Management Development and Compensation Committee:

  Annually reviews and makes recommendations to the Board with respect to the compensation of directors.

  Annually reviews candidates for elected officer positions, and endorses nominees for election by the Board.

  Has the authority to retain and terminate consultants to assist in the evaluation of director, Chief Executive Officer or elected officer compensation, and has the authority to approve the consultant's fees and other retention terms.

  Reviews at least annually senior management succession planning, and reviews Company policies for the development of management personnel.

  Approves annual and long-term incentive compensation plans of the Company.

  Annually reviews and approves for elected officers of the Company who are not also directors, annual base salary, annual incentive compensation, and long-term incentive compensation.

  Recommends to the independent directors the compensation of the Chief Executive Officer based on the independent directors' evaluation of the Chief Executive Officer and the Company's financial performance, shareholder return, competitive compensation data and other factors, and also recommends to the independent directors the compensation of any other officer who is also a director.

  Reviews and approves employment agreements, severance agreements and change in control agreements, and any additional special or supplemental benefits for elected officers who are not also directors; any such agreements or benefits for elected officers who are also directors are approved by the independent directors.

  Reviews the performance of the Committee.

Six meetings of the Committee were held in 2002.

GOVERNANCE COMMITTEE

The Governance Committee:

  Reviews the structure of the Board, its committee structure and overall size.

  Develops, and recommends for Board approval, standards for director independence.

  Recommends for Board approval assignments of Board members to committees.

  Actively seeks individuals qualified to become Board members, and reviews and recommends possible candidates for Board membership, taking into account such criteria as independence, diversity, age, skills, occupation and experience in the context of the needs of the Board.

  Reviews affiliations of directors and director candidates for possible conflicts of interest.

  Establishes a process pursuant to which the independent directors shall annually evaluate the performance of the Chief Executive Officer.

  Determines a schedule for regular executive sessions of the Board in which non-management directors meet without management participation.

  Oversees the processes for providing information to the Board and assesses the channels through which the Board receives information, and the quality and timeliness of the information received.

  Reviews the performance of the Committee.

Four meetings of the Committee were held in 2002.

PUBLIC POLICY AND ENVIRONMENT COMMITTEE

The Public Policy and Environment Committee:

  Reviews the Company's mission and objectives consistent with the responsibilities of good corporate citizenship.

  Reviews the Company's process for identifying contemporary and emerging public policy issues.

  Reviews technology issues pertinent to the Company

  Reviews policies, plans and performance relating to the environment, safety, and health to insure continuous improvement and compliance with applicable rules and regulations.

  Reviews legal issues pertinent to the Company, its policies, programs or possible involvement relating to such issues and the Company's policies and procedures for complying with its legal and regulatory obligations, including its adherence to, and adequacy of, its code of ethical business conduct, antitrust and conflicts-of-interest policies.

  Reviews and recommends to the Board action with respect to the indemnification of Company officers or directors in any pending or threatened legal action or proceeding.

  Reviews Company policies with respect to charitable and political contributions, and makes recommendations to the Board with respect to such contributions.

  Reviews the performance of the Committee.

Four meetings of the Committee were held in 2002.

Current membership on the above committees and on the Executive Committee of the Board of Directors is shown below.

                               COMMITTEE MEMBERSHIP

                                                                                     MANAGEMENT
                                    AUDIT          PUBLIC                           DEVELOPMENT
                                     AND         POLICY AND                             AND
            DIRECTORS              FINANCE       ENVIRONMENT       GOVERNANCE       COMPENSATION       EXECUTIVE
----------------------------       -------       -----------       ----------       ------------       ---------
Dillon, J.T.                                                                                              X*
Eaton, R.J.                           X                                                  X*
Faraci, J.V.                                          X
Gibara, S.G.                          X                                X
Henderson, J.A.                       X                                                  X
Kennedy, R.D.                         X                                                  X
McClelland, W.C.                                      X
McHenry, D.F.                                                          X*                X                 X
Noonan, P.F.                                          X*               X
Pfeiffer, J.C.                                        X                X
Shoemate, C.R.                       X*                                                  X                 X

* Chairman of the Committee

RELATED TRANSACTION

In December 2002, The Conservation Fund (the 'Fund'), a nonprofit organization dedicated to conserving America's land and water resources, acquired 1,470 acres in Horry County, South Carolina from the Company. The purchase price was $1,194,229, its fair market value. In June 2002, the Fund acquired approximately 74,900 acres, excluding timber rights, in Campbell County, Tennessee from the Company. The purchase price was $9,575,000, its fair market value. Mr. Noonan, a director of the Company, is Chairman of the Board of the Fund.

--------------------------------------------------------------------------------
                          STOCK OWNERSHIP INFORMATION
--------------------------------------------------------------------------------

The following table shows, as of March 13, 2003, the number of shares of Company common stock beneficially owned or otherwise claimed by each director, each executive officer included in the Summary Compensation Table on page 21, and by all directors and executive officers of the Company as a group. To the best knowledge of the Company as of December 31, 2002, no person or group beneficially owned more than 5% of the Company's common stock except as set forth in the table beside the respective shares owned.

--------------------------------------------------------------------------------
                               STOCK OWNERSHIP
--------------------------------------------------------------------------------

                                                      SHARES OF COMMON   STOCK UNITS   STOCK OPTIONS
NAME OF BENEFICIAL OWNER*                             STOCK OWNED (1)    OWNED (2)      OWNED (3)
----------------------------------------------------  ----------------   -----------   -------------
John T. Dillon......................................      398,888          41,040        1,301,737
Robert J. Eaton.....................................       10,800          20,423               --
John V. Faraci......................................      125,801           3,780          216,800
Samir G. Gibara.....................................        3,116           3,909               --
James A. Henderson..................................        8,925           5,044               --
Robert D. Kennedy...................................       17,050           1,469            1,783
Donald F. McHenry...................................       11,361          16,975               --
W. Craig McClelland.................................       24,664              --          465,760
Patrick F. Noonan...................................        7,450          14,405               --
Jane C. Pfeiffer....................................       13,309           8,778               --
Charles R. Shoemate.................................        6,900          19,665               --
Robert M. Amen......................................      144,766          10,036          217,100
James P. Melican....................................       93,240             714          477,300
David W. Oskin......................................      144,894             305          467,300


                                                             SHARES OWNED          PERCENT OF CLASS
                                                             ------------          ----------------
All directors and executive officers as a group...........     1,274,696                   *

                                                            AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP   PERCENT OF CLASS
----------------------------------------------------------  --------------------   ----------------
Capital Research and Management Company (4) ..............       46,433,140              9.7
  333 South Hope Street
  Los Angeles, CA 90071

State Street Bank and Trust Company (5) ..................       38,833,390              8.1
  225 Franklin Street
  Boston, MA 02110

* All directors and executive officers as a group own less than 1% of common stock outstanding.

FOOTNOTES TO STOCK OWNERSHIP

(1) Ownership shown includes securities over which the individual has or shares, directly or indirectly, voting or investment powers, including certain relatives and ownership by trusts for the benefit of such relatives; certain individuals may disclaim beneficial ownership of some of these shares, but they are included for the purpose of computing the holdings and the percentages of common stock owned. These numbers do not include shares represented by stock options granted to executive officers under the Long-Term Incentive Compensation Plan.

(2) Ownership shown represents the non-voting stock-equivalent units owned by the named individuals under the Nonfunded Deferred Compensation Plan for Non-Employee Directors or the International Paper Company Deferred Compensation Savings Plan.

(3) Ownership shown does not include the tandem option awards made as a part of these officers' executive continuity awards insofar as the awards are characterized as restricted stock awards.

(4) According to its Schedule 13G filed on February 13, 2003 with the Securities and Exchange Commission, Capital Research and Management Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, held shares of common stock of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

(5) According to its Schedule 13G filed on February 10, 2003 with the Securities and Exchange Commission, State Street Bank and Trust Company held shares of common stock of the Company as the independent trustee in trust funds for employee savings, thrift, and similar employee benefit plans of the Company and its subsidiaries ('Company Trust Funds'). In addition, State Street Bank and Trust Company is trustee for various third party trusts and employee benefit plans and is a registered investment advisor. As a result of its holdings, in all capacities, State Street Bank and Trust Company is the record holder of 38,833,390 shares of common stock of the Company. The trustee disclaims beneficial ownership of all such shares, except 15,895,631 shares of which it has sole power to dispose or to direct the disposition. The common stock held by the Company Trust Funds is allocated to participants' accounts and such stock or the cash equivalent will be distributed to participants upon termination of employment or pursuant to withdrawal rights. The trustee votes the shares of common stock held in the Company Trust Funds in accordance with the instructions of the participants; shares for which no instructions are received are voted in the trustee's discretion.

--------------------------------------------------------------------------------
                           COMPENSATION OF DIRECTORS
--------------------------------------------------------------------------------

FEES AND DEFERRALS

Each non-employee director receives an annual retainer of $52,000, which may be converted to restricted stock at a 20% premium. In addition, non-employee directors receive an annual grant of restricted stock having a value equal to $78,000. These shares vest one year following grant. The restricted stock awards are made under the Non-Employee Directors Restricted Stock Plan. Committee chairmen also receive an additional $5,000 in cash or restricted stock. Directors may defer receipt of all or a portion of their remuneration until a later date under a Nonfunded Deferred Compensation Plan for Non-Employee Directors.

In addition, there is a compulsory portion to the Nonfunded Deferred Compensation Plan for Non-Employee Directors. Under this, each non-employee director, 54 years or older, is credited with 300 common stock equivalent units each year, which remain in the plan until death, disability or retirement. The common stock units held in the non-employee director's account are credited with dividend equivalents. Upon retirement, the amounts are paid in cash.

Restricted stock awards in 2002 in connection with non-employee director compensation described above were as follows for each non-employee director:

DIRECTOR                                SHARES
--------                                ------
R. J. Eaton...........................  3,400
S. G. Gibara..........................  1,750
J. A. Henderson.......................  1,750
R. D. Kennedy.........................  2,575
W. C. McClelland......................  3,400
D. F. McHenry.........................  1,750
P. F. Noonan..........................  2,575
J. C. Pfeiffer........................  2,575
C. R. Shoemate........................  3,400

    Any director who is also an employee of the Company receives no compensation for services as a director or for attendance at Board or Committee meetings.

OTHER

As part of its overall program to promote charitable giving to education and assist corporate recruiting and research efforts, the Company established a directors' planned gift program funded by life insurance policies on all directors. Upon the death of an individual director, the Company will donate $1 million over a ten-year period to one or more qualifying universities or colleges recommended by the individual director, and the Company will be reimbursed by life insurance proceeds. Individual directors derive no financial benefit from this program since charitable deductions accrue solely to the Company. The program does not result in any material cost to the Company.

INDEMNIFICATION INSURANCE AND CONTRACTS

The Company provides liability insurance for the Company's directors and elected officers, and has contractual arrangements with directors and certain officers of the Company under which the Company agrees, in certain circumstances, to compensate them for costs and liabilities incurred in actions brought against them while acting as directors or officers of the Company.

On June 15, 2002, the Company renewed its directors and officers insurance policies with certain insurance carriers at an annual cost aggregating $2,491,125. The primary carrier is Federal Insurance Company, a subsidiary of Chubb Group. Such policies will expire on June 15, 2003. No monies have been paid by the carriers or by the Company under the contractual arrangements.

--------------------------------------------------------------------------------
                   MATTERS TO BE CONSIDERED AT THE MEETING
--------------------------------------------------------------------------------

1. ELECTION OF FOUR DIRECTORS

The Company's Restated Certificate of Incorporation, as amended, requires the Company to have at least nine directors but not more than 18. The number of directors is set by the Board. The Board has set the number of directors at 11. The Board is divided into three classes with three-year terms. At this meeting, four (4) directors are seeking election as Class III directors.

Each nominee is currently a director of the Company. Directors are elected by a plurality of votes cast. The terms of the present Class III directors expire at the adjournment of the 2003 annual meeting.

CLASS III DIRECTORS -- TERM EXPIRING IN 2006

[ROBERT J.       ROBERT J. EATON, 63, retired chairman of the board of
EATON PHOTO]     management of Daimler-Chrysler AG, since March 31, 2000.
                 Mr. Eaton was chairman of Chrysler Corporation from 1993 to 1998. Mr. Eaton is a fellow of both the Society of Automotive
Engineers and the Engineering Society of Detroit and a member of the National Academy of Engineering. Mr. Eaton is a director of ChevronTexaco, and a member of The Business Council.

Director since January 10, 1995

[JOHN V. FARACI  JOHN V. FARACI, 53, president of International Paper since
PHOTO] February 2003. From 2000 to February 2003 he was executive vice president of the Company and from 2000 to March 2003 he also served as its chief financial officer. Mr. Faraci was senior vice president-finance and chief financial officer from 1999 to 2000, and prior to that he was the chief executive officer and managing director of Carter Holt Harvey Limited from 1995 to 1999.

Director since February 11, 2003

[DONALD F.       DONALD F. MCHENRY, 66, Distinguished Professor of Diplomacy at
MCHENRY PHOTO]   Georgetown University since 1981. Mr. McHenry is president of the IRC Group LLC and a director of AT&T, The Coca-Cola
Company, Fleet Boston Financial, the Fleet National Bank, Glaxo SmithKline plc, the Institute for International Economics and the Corporate Council on Africa.

Director since April 14, 1981

[PATRICK F.      PATRICK F. NOONAN, 60, chairman of the board of The
NOONAN PHOTO]    Conservation Fund (a nonprofit organization dedicated to
                 conserving America's land and water resources) since 1985.
                 Mr. Noonan is a trustee of The National Geographic Society and a director of Ashland, Inc. and Saul Centers REIT. Mr. Noonan is a member of the Board of Visitors of Duke University School of the Environment and The President's Commission on White House Fellows.

Director since December 14, 1993

CLASS II DIRECTORS -- TERM EXPIRING IN 2005

None of these directors are to be elected at the 2003 annual meeting but were elected to serve until the 2005 annual meeting.

[SAMIR G.        SAMIR G. GIBARA, 63, retired chief executive officer of The
GIBARA PHOTO]    Goodyear Tire & Rubber Company since December 31, 2002, a
                 position he held since 1996. He currently serves as chairman of the board and director of the Goodyear Tire & Rubber Company.
Prior to 1996, Mr. Gibara served that company in various managerial posts prior to being elected president and chief operating officer in 1995.

Director since March 9, 1999



[JANE C.         JANE C. PFEIFFER, 70, management consultant. Mrs. Pfeiffer is a
PFEIFFER PHOTO]  director of Ashland, Inc., J.C. Penney Company, Inc., The MONY
                 Group, and the MONY Life Insurance Co. Mrs. Pfeiffer is a
senior member of The Conference Board, a Trustee of the University of Notre Dame, and a member of The Council on Foreign Relations.

Director since June 14, 1977


[CHARLES R.      CHARLES R. SHOEMATE, 63, retired chairman, president and chief
SHOEMATE PHOTO]  executive officer of Bestfoods since 2000. Mr. Shoemate was elected president and a member of the board of directors of Bestfoods in 1988, chief executive officer in August 1990 and chairman in September 1990. Mr. Shoemate is a director of CIGNA Corporation, ChevronTexaco, and the Unilever Advisory Board.

Director since November 1, 1994

CLASS I DIRECTORS -- TERM EXPIRING IN 2004

None of these directors are to be elected at the 2003 annual meeting but were elected to serve until the 2004 annual meeting.

[JOHN T.         JOHN T. DILLON, 64, chairman of the board and chief executive
DILLON PHOTO]    officer of International Paper since 1996. Mr. Dillon joined the Company in 1965, serving in various managerial positions prior to being elected president and chief operating officer in
1995. Mr. Dillon is also a director of Caterpillar Inc. and Kellogg Company. Mr. Dillon is chairman of The Business Roundtable and a member of The American Forest and Paper Association, the National Council on Economics, and the National Council for Air and Stream Improvement, Inc.

Director since March 1, 1991


[JAMES A.        JAMES A. HENDERSON, 68, retired chairman and chief executive
HENDERSON        officer of Cummins Inc. since December 1999. From 1995 to 1999,
PHOTO]           Mr. Henderson served as chairman and chief executive officer of
                 Cummins Inc. Mr. Henderson is a director of SBC Communications
Inc., Rohm and Haas Company, Ryerson Tull, Inc., Nanophase Technologies Corporation and Championship Auto Racing Teams, and is also a member of The Business Council.

Director since February 1, 1999

[ROBERT D.       ROBERT D. KENNEDY, 70, retired chairman of the board and chief
KENNEDY PHOTO]   executive officer of Union Carbide Corporation, a position he held from 1986 to 1995. Mr. Kennedy was retired from 1995 until March 1998 when he became chairman of UCAR International, Inc.
a position he held until September 1999. Mr. Kennedy is on the board of Kmart Corporation, Sunoco Inc., and Hercules, Inc. He is also on the Advisory Board of The Blackstone Group and RFE Investment Partners.

Director since May 4, 1999

[W. CRAIG        W. CRAIG MCCLELLAND, 68, retired chairman of the board and
MCCLELLAND       chief executive officer of Union Camp Corporation since April
PHOTO]           1999. Mr. McClelland served as president and chief operating officer of Union Camp from 1989 to 1994. Mr. McClelland is a director of Allegheny Technologies Inc., Water Pik Technologies, Inc., and Counselor-for-life of The Conference Board and Global Advisory Council.

Director since May 4, 1999

2. APPROVAL OF AMENDMENTS TO THE LONG-TERM INCENTIVE COMPENSATION PLAN

The Company's Long-Term Incentive Compensation Plan was approved by the shareholders in 1989, and amended by them in 1994, 1999, and 2000 (Plan). The Plan is administered by the Management Development and Compensation Committee of the Board (Committee), which is composed solely of independent directors. The Plan provides for performance-related incentives to senior management, officers and certain employees in the form of stock options, performance-based restricted stock awards and other restricted stock awards. The Board of Directors believes that the Plan has promoted the Company's interests and those of shareholders by providing opportunities to attract, retain, and motivate key employees through these awards. Further, the Board believes that the Company should currently continue to utilize awards under it as part of a competitive compensation program and as a means of encouraging its employees to own stock in the Company.

In 1994, we reserved the following for issuance under the Plan (adjusted for the two-for-one stock split in 1995):

  10,000,000 shares newly authorized for use;

  4,600,000 shares carried forward from previously authorized amounts;

  shares forfeited, exchanged or not delivered under the Plan; and

  shares purchased in the open market with stock option proceeds.

In 1999, shareholders approved an additional 25,500,000 shares reserved for use under the Plan, together with a restriction that no more than 3,000,000 of these shares be issued as restricted stock.

There are presently 12,600,000 shares left for Plan use with respect to the shares authorized in 1994 and 1999, which includes 2,670,000 shares which may be issued as restricted stock. Given the number of employees eligible to participate under the Plan, the number of shares remaining under the Plan is not expected to be sufficient to cover anticipated stock option awards under the current stock option program. The Company is undertaking a review of its compensation programs, including equity-based compensation programs, in light of various factors, including the accounting treatment of stock options. Accordingly, pending this review, we are asking that shareholders approve amendments authorizing an additional 10,000,000 shares under the Plan, of which no more than 100,000 shares will be issued as restricted shares. These amendments would enable the Company to continue its current stock option program through April 2004, pending the results of this review and the implementation of any suggested changes to the structure of the Company's compensation programs. These amendments should have no effect on the administration, operations, or distributions under the Plan, other than providing the Company with additional shares.

We are asking shareholders to approve these amendments, as described above.

The following summary briefly describes the principal features of the Plan. The summary does not purport to be complete and is qualified in its entirety by reference to the terms of the Plan, a copy of which is attached as Appendix A.

Eligibility. Management and other key employees of the Company and its subsidiaries, as determined by the Committee or its delegates, are eligible to participate in the Plan. As of December 31, 2002, approximately 5,800 individuals were eligible to participate in the Plan. Participants are not required to provide consideration to the Company or its subsidiaries for the granting or extension of stock options under the Plan, other than to continue to be employed by the Company or its subsidiaries.

Shares Underlying Stock Options. The shares underlying stock options granted under the Plan are shares of International Paper Company common stock, par value $1.00 per share. The market value as of December 31, 2002 of the total number of additional shares reserved for use under the Plan pursuant to the proposed amendment was $349,700,000.

New Plan Benefits. Future grants of stock options, if any, that will be made to eligible participants are subject to the discretion of the Committee or its delegates and, therefore, are not determinable at this time.

Federal Income Tax Consequences. The following discussion is a summary of the material U.S. federal tax consequences of stock options granted under the Plan under U.S. federal income tax laws as currently in effect.

Incentive Stock Options. Neither the grant nor the exercise of an incentive stock option will be a taxable event to the optionee, except that the alternative minimum tax may apply at the time of exercise.

The optionee will recognize long-term capital gain or loss on a disposition of shares acquired upon exercise of an incentive stock option, provided that the optionee does not dispose of such shares within two years from the date the incentive stock option was granted and within one year after the shares were acquired by the optionee. For purposes of determining such gain or loss, the optionee's basis in such shares will, in general, be the exercise price of the incentive stock option. If the optionee satisfies both of the holding periods described above, then the Company will not be allowed a deduction by reason of the exercise of the incentive stock option.

If the optionee disposes of the shares acquired upon exercise before satisfying the holding period requirements discussed above (a 'disqualifying disposition'), his or her gain recognized on the disqualifying disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise and exercise price of the incentive stock option, and the Company will be entitled to a deduction in this amount. The gain (if any) in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the optionee held the shares.

Non-Qualified Stock Options. The grant of a non-qualified stock option will not be a taxable event to the optionee. The optionee generally will recognize ordinary income upon exercise of the non-qualified stock option, in an amount equal to the excess of the fair market value of the shares received at the time of exercise (including any option shares withheld by the Company to satisfy tax withholding obligations) over the exercise price of the non-qualified stock option, and the Company will be allowed a deduction in this amount.

Upon disposition of the shares received upon exercise of the non-qualified stock option, the optionee will recognize long-term or short-term capital gain or loss, depending upon the length of time he or she held such shares. The amount of long-term or short-term capital gain or loss recognized by the optionee upon disposition of the shares will be an amount equal to the difference between the amount realized on the disposition and the optionee's basis in the shares (which basis is ordinarily the fair market value of the shares on the date the option was exercised).

Special tax rules may apply if an optionee uses previously owned shares to pay the exercise price of an option.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

3. SHAREHOLDER PROPOSAL CONCERNING SHAREHOLDER APPROVAL FOR FUTURE SEVERANCE AGREEMENTS WITH SENIOR EXECUTIVES

The AFL-CIO Reserve Fund, 815 Sixteenth Street, N.W., Washington, D.C. 20006, represented that as of November 22, 2002, it owned 300 shares of common stock of the Company and has informed us that it intends to present the following proposal at the annual meeting:

'Resolved: The shareholders of the International Paper Company (the 'Company') urge the Board of Directors to seek shareholder approval for future severance agreements with senior executives that provide benefits in an amount exceeding
2.99 times the sum of the executive's base salary plus bonus. 'Future severance agreements' include employment agreements containing severance provisions; retirement agreements; and agreements renewing, modifying or extending existing such agreements. 'Benefits' include lump-sum cash payments and the estimated present value of periodic retirement payments, fringe benefits, perquisites, and consulting fees to be paid to the executive.'

The statement of this shareowner is as follows:

'Acting without first seeking shareholder approval, our Company has entered into several agreements with its executive officer group in the event of their termination following a change in control. Under these agreements, commonly known as 'golden parachutes,' executives are entitled to receive lucrative severance packages. For example, under the terms of Chairman and CEO John Dillon's agreement, he is entitled to the following severance benefits:

  'A lump-sum payment equal to 3 times annual base salary, short-term incentive compensation, and Performance Share Plan awards;

   Stock options equal to 3 times his average annual option awards;

   Immediate vesting of all previously awarded stock options, restricted stock, performance-based awards, executive continuity awards, and other long-term awards;

   Continuation of most benefits until age 65 as well as retiree medical coverage;

   An enhanced pension benefit calculated by including his severance compensation;

   Assignment of any Company-owned insurance policies held relating to him;

   Executive financial counseling services; and

   A tax gross-up for any federal golden parachute excise taxes due.

'Under this plan, Mr. Dillon is entitled to his severance package even if he voluntarily resigns following a change in control. In our opinion, golden parachute severance agreements are one component of excessive executive compensation. We are concerned that golden parachutes can reward underperformance leading up to a change in control and are unnecessary given the high levels of executive compensation at our Company.

'We believe that requiring shareholder approval of such agreements may have the beneficial effect of insulating the Board of Directors from manipulation when the parties negotiate such agreements. Because it is not always practical to obtain prior shareholder approval, the Company would have the option, if it implemented this proposal, of seeking approval after the material terms of the agreement were agreed upon.

'In our opinion, the potentially high costs of these severance agreements merit shareholder review. Institutional investors such as the California Public Employees Retirement System recommend shareholder approval of these types of agreements in its proxy voting guidelines. The Council of Institutional Investors favors shareholder approval if the amount payable exceeds 200% of the senior executive's annual base salary.

'For these reasons please vote FOR this proposal.'

POSITION OF YOUR COMPANY'S BOARD OF DIRECTORS

We recommend that you vote AGAINST this proposal.

The Board of Directors believes that a broad prohibition on the use of severance agreements without prior shareholder approval will unduly restrict the Board of Directors in the execution of its duties to hire, retain and sever key executive relationships. The Company has no employment and severance agreements with its executive officers, except in the special situation in which the Company were to be acquired. In that situation, the Company believes the use of severance agreements or plans is appropriate and customary, and the Company has had such agreements in place for nearly twenty years.

The Management Development and Compensation Committee reviews and approves all severance agreements with elected officers prior to execution. The Committee is composed entirely of independent directors and is charged by the Board of Directors with the responsibility of ensuring that executive compensation decisions are made in a manner it believes to be in the best interests of the Company and its shareholders. The members of the Committee, consistent with the exercise of their fiduciary duties, consider all factors that they believe relevant with respect to executive compensation decisions.

The Board of Directors is confident that the Company's compensation arrangements for senior executives, including severance agreements which apply only in the event the Company were to be acquired, are generally comparable to plans at similarly situated companies. Placing an arbitrary ceiling on the Company's ability to remain competitive in its employment decisions would restrict the Company's ability to attract and retain talented executives.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

-------------------------------------------------------------------------------
                    REPORT OF THE MANAGEMENT DEVELOPMENT
                         AND COMPENSATION COMMITTEE
                          OF THE BOARD OF DIRECTORS
------------------------------------------------------------------------------

As of December 31, 2002, the Management Development and Compensation Committee (Committee) consisted of five independent directors: Robert J. Eaton, James A. Henderson, Robert D. Kennedy, Donald F. McHenry, and Charles R. Shoemate. Mr. Eaton is chairman. The Committee met six times in 2002 with 100% attendance. The Chairman and Chief Executive Officer of the Company was not present during any discussion of his compensation.

GENERAL

Total compensation received by the named executive officers consists of salary, cash bonus, stock options, and restricted stock. The total compensation has been designed to attract the most qualified talent, motivate them to reach their highest level of achievement, reward sustained superior performance, and retain those senior managers whose competencies are prerequisite to shareholder value appreciating over the long term. The cash bonus and long-term incentives introduce considerable risk in the total executive compensation package, since the value of these components may vary significantly from year to year based on Company performance, individual performance, and Company stock price.

The Committee periodically reviews each component of the Company's executive compensation program to ensure that pay levels and incentive opportunities are competitive and that incentive opportunities are linked to Company performance. The Committee relates total compensation levels for the Company's executives to the compensation paid at a select group of comparator companies. The Committee reviews and approves the selection of companies used for compensation comparisons. The comparator group consists of 15 industrial companies whose average revenue size approximates that of International Paper. Position-by-position comparisons are conducted by using regression analysis techniques to determine market values for each element of the compensation program.

It is the Company's philosophy to structure executive compensation levels to equal the competitive market averages within the comparator group for similar positions. It is also the Company's philosophy that the Company's executives should have a significant equity stake in the Company. The Company has recently adopted stock ownership guidelines for corporate officers which are based on multiples of such officers' base salaries. Officers are generally expected to meet these ownership guidelines within specified time periods, absent unusual circumstances.

The Company's Management Incentive Plan (MIP) directly links payment of an annual cash bonus to the (1) Company's return on investment compared to the average return on investment of a group of eight companies included in the forest products and paper industry ('peer group'); (2) Company's return on investment improvement compared to plan target; and (3) Company objectives related to its performance drivers. In addition to International Paper, the companies included in the peer group are Boise Cascade Corporation, Georgia-Pacific Corporation, Smurfit-Stone Container Corporation, Stora Enso Corporation, UPM Kymmene Corporation, MeadWestvaco Corporation, and Weyerhaeuser Company.

In 2002, the Company significantly improved its relative standing to other companies included in the peer group. In addition, the Company achieved 125% of its projected return on investment improvement goal, and achieved its objectives with respect to Company performance drivers.

The Company's Long-Term Incentive Compensation Plan (LTICP) originally approved by the shareholders in 1989, as amended, provides for awards of stock options and restricted stock in the form of performance shares which are made in amounts which the Committee determines to be competitive based on the study described above. Under the LTICP, stock options were granted at fair market value at the time of the award and will vest two years after grant.

Pursuant to the LTICP, the Committee approved a Restricted Performance Share Program, which became effective on January 1, 2001. Under this program, contingent awards of performance shares, relating to designated award periods, were made in January 2002 with respect to a three-year performance period which commenced on January 1, 2002 and ends on December 31, 2004. The performance shares are contingent upon the Company's financial performance over specified award periods as determined by comparing the Company's return on investment and total shareholder return to the peer group. Actual awards are adjusted up or down based on the Company's performance against these criteria. If, in an award period, the Company ranks below six in the peer group, no performance shares are earned for that period. Above this threshold, the contingent award is reduced if the target goal is not met, and supplemented if the target goal is exceeded, up to a maximum of 250% if the Company ranks first in the peer group.

THE 2002 EXECUTIVE OFFICERS' COMPENSATION

The Committee approved promotional increases for two of the named executive officers during 2001. Merit increases for the named executive officers were deferred twelve months, starting in 2002, as part of a Company-wide cost management initiative. In April 2001, Mr. Dillon's salary was increased to $1,140,000. Mr. Dillon's salary was not increased in 2002. Higher amounts with respect to salaries paid in 2002 over 2001 as shown in the Summary Compensation Table are a result of these promotional increases and the timing of the 2001 merit increases.

MIP awards for the named executive officers for 2002 were determined by the Committee after review of Company performance compared to predetermined 2002 financial and non-financial goals, described above, and in consideration of individual contributions. All named executive officers' MIP awards were aligned with the percentage of achievement of Company goals.

The Committee granted stock options for 2002 based on earlier described competitive surveys of senior managers' total compensation packages, without consideration of the amount of stock options already held by named executive officers. Mr. Dillon's 2002 stock option award consisted of two awards of 125,000 shares each. Pursuant to the Restricted Performance Share Program, Mr. Dillon received one award of 50,000 contingent restricted shares relating to the three-year award period described above.

The Committee has considered the provisions of the Omnibus Budget Reconciliation Act of 1993 which limit deductibility of certain compensation paid to named executive officers which exceeds $1 million. The Committee endorsed amendments to the LTICP in 1994 to make certain sections of the plan compatible with those provisions, while maintaining the Committee's flexibility in MIP to exercise business judgment in determining awards to take account of business conditions or the performance of individual executives. In 2002, the Committee recognized that the named executive officers' total current compensation was above $1 million, which means that the portion of that compensation that does not qualify under those provisions will not be tax deductible by the Company.

                           THE MANAGEMENT DEVELOPMENT
                                AND COMPENSATION
                           COMMITTEE OF THE BOARD OF
                                   DIRECTORS

                           Robert J. Eaton, Chairman
                               James A. Henderson
                               Robert D. Kennedy
                               Donald F. McHenry
                              Charles R. Shoemate

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No executive officer or other employee of the Company served as a member of the

Committee or as a member of the compensation committee on the board of any company where an executive officer of such company is a member of the Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file reports of ownership and changes in ownership of Company stock with the Securities and Exchange Commission (Commission) and the New York Stock Exchange. Copies of these reports must also be furnished to the Company.

As a result of an administrative oversight, each officer Section 16 filer of the Company inadvertently omitted to report one transaction that was exempt under
Section 16(b) of the Securities Exchange Act in September 2002 under the revised rules of the Commission relating to reporting such transactions. The officers subsequently reported the transactions in September 2002 under Form 4. Mr. William Lytton, who has left the Company, filed a report on Form 4 in December 2002 noting the filing was for a previous month.

Mr. John Kennedy, who retired from the Board in September 2002, inadvertently omitted to report an acquisition of shares made in January 2002. A report was filed in May 2002 with respect to this purchase.

Based solely upon a review of the copies of the forms filed under Section 16(a) and furnished to the Company, or written representations from reporting persons, the Company believes that all other filing requirements applicable to its executive officers and directors were complied with during 2002.

--------------------------------------------------------------------------------
                               PERFORMANCE GRAPH
--------------------------------------------------------------------------------


The following graph compares a $100 investment in International Paper stock with a similar investment in a peer group of five key competitor companies and the S&P 500. The graph portrays total return, 1997-2002, assuming reinvestment of dividends.

--------------------------------------------------------------------------------
                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                        FIVE YEARS ENDED DECEMBER 31, 2002*
--------------------------------------------------------------------------------

                                [LINE GRAPH]

                             1997           1998           1999           2000           2001           2002
                         ------------   ------------   ------------   ------------   ------------   ------------
International Paper          100            116            149            111            112            100
S&P 500 Index                100            172            208            189            166            130
Peer Group**                 100            112            168            120            123            105

       Assumes $100 invested on December 31, 1997.

        * Total return assumes reinvestment of dividends.

       ** Includes Boise Cascade Corporation, MeadWestvaco Corporation,
          Georgia-Pacific Corporation, Smurfit-Stone Container Corporation, and Weyerhaeuser Company.

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
                       REGARDING EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

The compensation of the Company's executive officers is approved by the Management Development and Compensation Committee, except for the compensation of the officers who are also directors of the Company. Their compensation is first recommended by the Management Development and Compensation Committee and then approved by the Board of Directors.

The following tables set forth information with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company for the years 2000-2002. The table below sets out information on option grants made in 2002 to the named executive officers.

                                                  SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                                                        ----------------------------------
                                        ANNUAL COMPENSATION                    AWARDS            PAYOUTS
                               --------------------------------------   ---------------------   ----------
           (A)           (B)      (C)          (D)           (E)           (F)         (G)         (H)           (I)
                                                            OTHER       RESTRICTED
                                                            ANNUAL        STOCK                    LTIP       ALL OTHER
                                 SALARY       BONUS      COMPENSATION     AWARDS     OPTIONS     PAYOUTS     COMPENSATION
    NAME AND POSITION    YEAR   ($) (1)      ($) (2)       ($) (3)       ($) (4)     (#) (5)     ($) (6)       ($) (7)
    -----------------    ----   -------      --------    ------------   ----------   --------    -------     ------------
  John T. Dillon         2002  $1,140,000   $1,800,000       --            --         450,000   $1,986,516     $128,039
  Chief Executive        2001   1,130,625      600,000       --            --         150,000    2,145,246      255,742
  Officer                2000   1,089,375      975,000       --            --         200,000    5,387,391      196,429

  David W. Oskin         2002  $  556,900   $  657,300    $    2,500       --          75,000   $  595,955     $ 64,723
  Executive Vice         2001     552,825      217,000     1,950,370       --         192,000    1,112,124       58,691
  President(8)           2000     530,033      339,700       --            --          80,000    1,142,437       56,305

  John V. Faraci         2002  $  500,000   $  700,000       --            --          75,000   $  544,856     $ 63,635
  President(9)           2001     447,417      217,000       --            --          23,000    1,029,909       58,089
                         2000     394,883      264,200       --            --          64,000    1,047,358       48,664

  Robert M. Amen         2002  $  500,000   $  700,000       --            --          75,000   $  544,856     $ 62,521
  Executive Vice         2001     447,417      217,000    $   98,766       --          23,000    1,029,909       59,273
  President              2000     395,483      292,000       147,381       --          60,000      767,553       51,427

  James P. Melican       2002  $  567,400   $  550,000       --            --          55,000   $  476,764     $ 72,204
  Executive Vice         2001     563,250      169,000       --            --         223,000    1,029,909      103,274
  President              2000     548,100      264,200       --            --          76,300    1,047,358       97,059

(1) Salary paid in 2002, 2001 and 2000 includes amounts deferred.

(2) Management Incentive Plan awards paid in 2003, 2002, and 2001 attributable to 2002, 2001, and 2000, respectively, including amounts deferred.

(3) The amount for Mr. Oskin in 2002 and 2001 includes the imputed income generated from the Company's payment of a third party loan on behalf of Mr. Oskin. This loan was undertaken in connection with an expatriate assignment in New Zealand from 1993 to 1995.

    The amounts for Mr. Amen in 2001 and 2000 represent expenses related to Mr. Amen's expatriate assignment in Belgium and his subsequent return to the U.S.

(4) Restricted performance shares awarded in 2002 under the Restricted Performance Share Program but not yet vested as of December 31, 2002 are disclosed in the table captioned Long-Term Incentive Plan-Awards During 2002 on page 24. These awards will be disclosed in column (h) in the year they vest. Restricted performance shares awarded in 2002, including related dividends, which vested as of December 31, 2002 are reflected in column (h) above. No restricted performance shares were awarded in 2000.

    The number and dollar value of restricted stock holdings (including dividends) at December 31, 2002 are as follows:


                                                         RESTRICTED     DOLLAR
                                                          STOCK         VALUE
                                                          -------     ----------
John T. Dillon.........................................   151,463     $5,296,661
David W. Oskin.........................................    40,750      1,425,028
James P. Melican.......................................    24,956        872,711
John V. Faraci.........................................    77,014      2,693,180
Robert M. Amen.........................................    76,683      2,681,605

    These numbers include the restricted stock portion of the tandem awards of restricted stock/options made to the respective individuals under executive continuity awards. Dividends are paid on restricted shares.

(5) Includes replacement options, if applicable. These figures do not include the tandem option awards made as a part of the executive continuity awards, insofar as the awards are characterized as restricted stock awards.

(6) LTIP payouts in 2002 include the value of the restricted performance shares which became vested on December 31, 2002 (including dividends).

    LTIP payouts in 2001 include: (a) payouts related to the Champion Merger Savings & Synergy Plan which had an award period from July 1, 2000 to on December 31, 2001 and (b) the value of the restricted performance shares which became vested on December 31, 2001 (including dividends).

    LTIP payouts in 2000 include: (a) payouts related to the Integration Savings & Synergy Incentive Program for the merger with Union Camp Corporation which had an award period from May 1, 1999 to on October 31, 2000; and (b) the value of awards under the Transitional Performance Unit Plan which had an award period from July 1, 1999 to December 29, 2000.

(7) Totals for 2002 represent the sum of: (a) Company contributions to the Salaried Savings Plan and the Deferred Compensation Savings Plan; (b) cost of group life insurance; (c) premium payments grossed up for taxes for the Executive Supplemental Insurance Plan (ESIP); and (d) accruals for ESIP lump-sum dividend payments as follows (the letters correspond to the above items):

                                            (A)       (B)       (C)       (D)
                                          -------   -------   -------   -------
John T. Dillon..........................  $83,531   $17,662   $ 6,000   $20,846
David W. Oskin..........................   22,966     8,427    23,958     9,372
John V. Faraci..........................   34,875     2,622    26,138     --
Robert M. Amen..........................   34,685     2,622    25,214     --
James P. Melican........................   36,312     8,601     6,968    20,323

(8) Mr. Oskin's resignation from the Company was announced in January 2003.

(9) Mr. Faraci was an executive vice president from 2000 to February 2003 and was elected president in February 2003.

The table below sets forth the information on options exercised and options outstanding.

                                               OPTION GRANTS IN 2002

                                                                INDIVIDUAL GRANTS
                                   ---------------------------------------------------------------------------
                (A)                    (B)          (C)              (D)            (E)            (F)
                                                 % OF TOTAL
                                     OPTIONS     OPTIONS GRANTED   EXERCISE OR
                                     GRANTED     TO EMPLOYEES      BASE PRICE    EXPIRATION     GRANT DATE
                                     (#) (1)       IN 2002           ($/SH)         DATE       VALUE ($) (2)
--------------------------------     -------     --------------    -----------   -----------  --------------
  John T. Dillon                    175,000(R)        1.47%          $42.63       09/07/03       $1,503,250
                                     25,000(R)        0.21%           42.10       09/07/03          214,750
                                    125,000(O)        1.05%           41.40       04/09/12        1,367,500
                                    125,000(O)        1.05%           32.54       10/08/12          825,000

  David W. Oskin                     37,500(O)        0.31%          $41.40       04/09/12       $  410,250
                                     37,500(O)        0.31%           32.54       10/08/12          247,500

  John V. Faraci                     37,500(O)        0.31%          $41.40       04/09/12       $  410,250
                                     37,500(O)        0.31%           32.54       10/08/12          247,500

  Robert M. Amen                     37,500(O)        0.31%          $41.40       04/09/12       $  410,250
                                     37,500(O)        0.31%           32.54       10/08/12          247,500

  James P. Melican                   27,500(O)        0.23%          $41.40       04/09/12       $  300,850
                                     27,500(O)        0.23%           32.54       10/08/12          181,500

(1) Upon exercise of an option, a replacement option may be granted with the exercise price equal to the current market price and with a term extending to the expiration date of the original option. Original options are indicated by '(O)' and replacement options by '(R)'.

(2) Grant date value is based on a Black-Scholes option pricing model adapted for use in valuing compensatory stock options. The actual value of the options in this table depends upon the actual performance of the Company's stock during the applicable period and upon when they are exercised. The Company believes that no model accurately predicts the future price of International Paper's stock or places an accurate present value on stock options. The grant date values were determined based upon the following assumptions:

                                                           ORIGINAL (O)   REPLACEMENT (R)
                                                           ------------   ---------------
Expected volatility......................................     33.99%          38.62%
Risk-free rate of return.................................      3.29%           2.92%
Dividend yield...........................................      2.74%           2.33%
Expected term (years)....................................       3.50            1.80

The table below sets out the information on options exercised and options outstanding.

                                          AGGREGATED OPTION EXERCISES IN 2002
                                          AND DECEMBER 31, 2002 OPTION VALUES

           (A)              (B)             (C)                (D)           (E)             (F)           (G)
                                                                                             VALUE OF UNEXERCISED
                                                                                                 IN-THE-MONEY
                                                               NUMBER OF UNEXERCISED              OPTIONS AT
                          SHARES                                    OPTIONS AT                 12/31/02 ($) (1)
                         ACQUIRED ON                             12/31/02 (#) (1)         ---------------------------
                         EXERCISE      VALUE REALIZED       ---------------------------   EXERCISABLE   UNEXERCISABLE
  NAME AND POSITION         (#)             ($)             EXERCISABLE   UNEXERCISABLE      (2)           (2)
  ------------------     -----------   --------------       -----------   -------------   -----------   -------------
  John T. Dillon           200,000         $3,688,468         901,737        400,000       $565,750       $303,750
  David W. Oskin            --               --               360,300        107,000        243,273         91,125
  John V. Faraci            --               --               118,800         98,000        209,328         91,125
  Robert M. Amen            --               --               119,100         98,000        209,328         91,125
  James P. Melican          --               --               399,300         78,000        181,040         66,825

(1) Options granted as part of the tandem awards of restricted stock/options made as executive continuity awards are not included.

(2) Total value of options (market value minus exercise price) based on the fair market value of Company stock of $34.97, as of December 31, 2002.

The table below sets out information on Long-Term Incentive Plan Awards granted to the named executive officers during 2002.

                                   LONG-TERM INCENTIVE PLANS -- AWARDS DURING 2002

                  (A)                     (B)                (C)              (D)          (E)          (F)
                                                                                 ESTIMATED FUTURE PAYOUTS
                                                                             UNDER NON-STOCK PRICE-BASED PLANS
                                                                                            (1)
                                        NUMBER OF                           -----------------------------------
                                        SHARES                              THRESHOLD     TARGET      MAXIMUM
                                          (#)        PERFORMANCE PERIOD     ($) (2)      ($) (3)      ($) (4)
  ----------------------------------    ---------    ------------------     ---------    -------      ---------
  John T. Dillon                         50,000       01/01/02 - 12/31/04        --     $1,748,500   $4,371,250
  David W. Oskin                         15,000       01/01/02 - 12/31/04        --        524,550    1,311,375
  John V. Faraci                         15,000       01/01/02 - 12/31/04        --        524,550    1,311,375
  Robert M. Amen                         15,000       01/01/02 - 12/31/04        --        524,550    1,311,375
  James P. Melican                       12,000       01/01/02 - 12/31/04        --        419,640    1,049,100

(1) The dollar value of estimated payouts was calculated based on the fair market value of Company stock of $34.97 as of December 31, 2002.

(2) No award is paid out if International Paper ranks below sixth out of the designated eight-member peer group.

(3) 100% of the award is paid out if International Paper achieves the median ranking within the designated eight-member peer group.

(4) Up to 250% of award is paid out if International Paper ranks first out of the designated eight-member peer group.

RETIREMENT BENEFITS

'Pensionable Remuneration' means salary, cash bonus, and compensation deferred under the Deferred Compensation Savings Plan or awards deferred under the MIP and, with respect to Mr. Dillon, amounts related to the Champion Merger Savings and Synergy Plan.

The following table shows the total estimated annual pension benefits payable under the Company's qualified and supplementary retirement plans upon retirement at age 65, calculated on a straight life annuity basis and reduced by a Social Security offset:

                                            CREDITABLE YEARS OF SERVICE
     PENSIONABLE       ---------------------------------------------------------------------
    REMUNERATION          15          20          25          30          35          40
    ------------       ---------   ---------   --------    --------    ---------   ---------
$ 400,000              $ 185,289   $ 190,040   $ 190,040   $ 190,440   $ 223,840   $ 257,240
$ 600,000                282,789     290,040     290,040     290,640     340,740     390,840
$ 800,000                380,289     390,040     390,040     390,840     457,640     524,440
$1,000,000               477,789     490,040     490,040     491,040     574,540     658,040
$1,500,000               721,539     740,040     740,040     741,540     866,790     992,040
$2,000,000               965,289     990,040     990,040     992,040   1,159,040   1,326,040
$3,000,000             1,452,789   1,490,040   1,490,040   1,490,040   1,490,040   1,490,040
$4,000,000             1,940,289   1,990,040   1,990,040   1,990,040   1,990,040   1,990,040

Retirement benefits are payable under one or more of the following plans: a qualified plan covering all salaried employees which provides pension benefits based on final average earnings; a supplementary plan which provides a make-up of qualified plan benefits limited by the imposition of statutory tax code limitations; and a supplementary plan covering designated senior managers which provides supplemental benefits to the qualified plan. At December 31, 2002, the number of creditable years of service and pensionable remuneration for the named executive officers was:

NAME                      YEARS   REMUNERATION
----                      -----   ------------
Mr. Dillon..............  35.92    $3,163,000
Mr. Melican.............  18.92       924,800
Mr. Oskin...............  27.25     1,014,000
Mr. Faraci..............  28.33       957,100
Mr. Amen................  22.25       957,100

Matching the creditable years with the table above will indicate annual pension benefits.

--------------------------------------------------------------------------------
                             TERMINATION AGREEMENTS
--------------------------------------------------------------------------------

The Company has agreements with members of the executive officer group, including the named executive officers of the Company providing for payments and other benefits if there is a 'change of control' (as defined in each such agreement) of the Company. Upon a change of control, all outstanding stock options will vest and become exercisable, any forfeiture and similar provisions related to restricted stock will lapse, all performance goals applicable to any performance-based awards will be deemed to have been fully satisfied and each executive continuity award and other long-term award will become fully vested and, if applicable, fully exercisable.

In addition to the change in control, if the officer's employment is terminated
(i) by the Company or its successor, other than for cause, disability or retirement, or (ii) by the officer if the chief executive officer of the Company ceases to hold that position for reasons other than cause, retirement or disability, or if there is an adverse change in, among other things, the officer's duties or responsibilities, compensation, benefits or office location, then the officer will receive:

(a) continuation of medical and dental insurance coverage until age 65 or eligibility to join a comparable plan sponsored by another employer;

(b) retiree medical coverage;

(c) a lump-sum payment equal to base salary through termination, an amount in cash equal to the value of any earned but unused vacation, and unpaid short-term annual incentive compensation for the year preceding termination;

(d) a lump-sum payment equal to his or her short-term annual incentive compensation for the year in which the termination occurs, determined as if the applicable performance goals were satisfied, and prorated to reflect the actual number of days elapsed during the year;

(e) a lump-sum payment equal to:

    (i) his or her annualized base salary at termination together with the greater of his or her target short-term incentive compensation for the year in which the termination occurs or his or her average short-term incentive compensation during the three years preceding termination, multiplied by the number 'three'; and

    (ii) an amount necessary to offset any federal excise tax on all payments received under the agreement, unless the aggregate value of all such payments are less than 115% of his or her base amount, multiplied by the number 'three', in which case such payments will be reduced to avoid any such federal excise tax;

(f) the highest, as determined by the Company's outside auditors, of his or her benefits (i) under the Company's supplemental retirement plan as if there had been a change of control, (ii) under the same plan as if there had not been a change of control but as if he or she were credited with additional years of age and service or (iii) under the Company's retirement plan as if he or she were credited with additional years of age and service; and

(g) executive financial counseling services.

In addition to these provisions, Mr. Dillon's agreement can be triggered by a voluntary termination at any time within 18 months of the change in control. The agreement provides him with the above benefits as well as:

(a) payment of vested benefits under the pension plan which entitlement shall include payments made under the agreement which constitute 'compensation' under the pension plan;

(b) a lump-sum payment equal to the difference between:

    (i) the actuarial value on termination date of accrued vested pension benefits; and

    (ii) the actuarial value on termination date of what accrued pension bene-fits would have been if the period and payments set out in (d)(i) and
          (d)(ii) below were recognized under the pension plan;

(c) in lieu of (a) above, continuation of most benefits (including medical and dental insurance) until age 65 and assignment of any assignable insurance policy owned by the Company and relating specifically to Mr. Dillon;

(d) in lieu of (e) above, a lump-sum payment equal to:

    (i)  his annualized base salary at termination,

    (ii) the greater of his or her target short-term incentive compensation for the year in which the termination occurs or his or her average short-term incentive compensation during the three years preceding termination,

    (iii) the value of his average earned award under the Performance Share Plan
          (PSP) for three years preceding termination;

    in each case multiplied by the number 'three';

(e) a lump-sum payment equal to the value of any deferred incentive compensation or PSP awards; and

(f) stock options equal to the average number of options awarded during the three years preceding termination (excluding any special executive continuity awards), multiplied by the number 'three' plus the extension of each option held if he had not left the Company.

In addition to the foregoing, the Long-Term Incentive Compensation Plan contains provisions that release restrictions from stock awards and stock options for all members of the group if there is a change of control of the Company. Also, the supplemental retirement plan for senior managers provides that if a change of control of the Company occurs, pension benefits will vest immediately and the minimum benefit will be increased from 25% to 50% of pensionable remuneration.

--------------------------------------------------------------------------------
                            EQUITY COMPENSATION PLAN
--------------------------------------------------------------------------------

The following table gives information about equity awards under the Company's Long-Term Incentive Compensation Plan and the Company's Non-Employee Directors Restricted Stock Plan.

                                       EQUITY COMPENSATION PLAN INFORMATION

                                                 (A)                    (B)                        (C)
                                                                                             NUMBER OF SECURITIES
                                                                                             REMAINING AVAILABLE
                                                                                             FOR FUTURE ISSUANCE
                                                                                              UNDER EQUITY
                                          NUMBER OF SECURITIES                               COMPENSATION PLANS
                                          TO BE ISSUED UPON      WEIGHTED-AVERAGE EXERCISE     (EXCLUDING
                                             EXERCISE OF         PRICE OF OUTSTANDING        SECURITIES REFLECTED
                                          OUTSTANDING OPTIONS,   OPTIONS, WARRANTS                 IN
  PLAN CATEGORY                           WARRANTS AND RIGHTS       AND RIGHTS                 COLUMN (A))
----------------------------------------  --------------------   -------------------------   --------------------
  Equity compensation plans approved by
  security holders                            37,154,020 (1)                $40.11                12,735,004
  Equity compensation plans not approved
  by security holders                            --                     --                         --

(1) Amount does not include 154,942 shares of restricted stock to be issued under the plan of an acquired company. No additional shares may be granted under that plan.

--------------------------------------------------------------------------------
                       REPORT OF THE AUDIT AND FINANCE
                     COMMITTEE OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

The following is the report of the Audit and Finance Committee with respect to the Company's audited financial statements for the fiscal year ended
December 31, 2002.

The Audit and Finance Committee has reviewed and discussed the Company's audited financial statements with management. The Audit and Finance Committee has discussed with Deloitte & Touche LLP, the Company's independent auditor, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

The Audit and Finance Committee acts pursuant to the Audit and Finance Committee Charter. Each of the members of the Audit and Finance Committee qualifies as an 'independent' director under the current listing standards of the New York Stock Exchange.

Based on the review and discussions referred to above, the Audit and Finance Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

   Audit and Finance Committee:

    Charles R. Shoemate, Chairman
    Robert J. Eaton
    Samir G. Gibara
    James A. Henderson
    Robert D. Kennedy

--------------------------------------------------------------------------------
                       THE COMPANY'S INDEPENDENT AUDITOR
--------------------------------------------------------------------------------

The Audit and Finance Committee of the Board annually considers the selection of International Paper's independent auditor. As recommended by the Audit and Finance Committee on April 9, 2002, International Paper's Board of Directors decided to no longer engage Arthur Andersen LLP ('Andersen') as International Paper's independent auditor and engaged Deloitte & Touche LLP ('Deloitte & Touche') to serve as International Paper's independent auditor for 2002.

Neither Deloitte & Touche's report on International Paper's consolidated financial statements for the fiscal year ended December 31, 2002, nor Andersen's report on International Paper's consolidated financial statements for the fiscal year ended December 31, 2001, contained an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During International Paper's two most recent fiscal years, there were no disagreements with Deloitte & Touche or Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to such firm's satisfaction, would have caused them to make reference to the subject matter in connection with their report on International Paper's consolidated financial statements for the years ended December 31, 2002, and December 31, 2001, respectively; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

In February 2003, a new charter of the Audit and Finance Committee was approved and adopted by the Board of Directors. This charter is found in Appendix B hereto. Pursuant to this charter, the Audit and Finance Committee is responsible for selecting the Company's independent auditors, and has evaluated the qualifications, performance and independence of Deloitte & Touche. Based on this evaluation, the Audit and Finance Committee has appointed Deloitte & Touche as the Company's independent auditor for 2003.

During 2002, the Company retained Deloitte & Touche to provide services in the categories set forth in the following table.

Amounts of aggregate fees for the year ended December 31, 2002 are as follows:

FEES

Audit Fees...................  $6,884,500
                               ----------
                               ----------
Financial Information Systems
  Design and Implementation
  Fees.......................  $   --
All Other Fees
     -- Audit Related (A)....  $  628,948
     -- Other (B)............  $  966,876
                               ----------
Total All Other Fees.........  $1,595,824
                               ----------
                               ----------

    (A) Includes fees for audit of benefit plans, procedures related to debt offerings, and miscellaneous other audit related services.

    (B) These fees relate to tax compliance and routine consulting matters.

The Audit and Finance Committee has considered whether the provision of non-audit services by the Company's independent auditor is compatible with maintaining auditor independence.

Representatives of Deloitte & Touche will attend the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                                                                      APPENDIX A
                              AMENDED AND RESTATED

                          INTERNATIONAL PAPER COMPANY
                     LONG-TERM INCENTIVE COMPENSATION PLAN

                (PROPOSED CHANGES ARE INDICATED IN BOLD ITALICS)

1. PURPOSE AND EFFECTIVE DATE

    This plan shall be known as the International Paper Company Long-Term Incentive Compensation Plan (the 'PLAN'). The purpose of this Plan is to provide incentive for senior management officers and employees of the Company and its subsidiaries (the 'COMPANY') to improve the performance of the Company on a long-term basis, and to attract and retain in the employ of the Company persons of outstanding competence. The terms 'SUBSIDIARY' and 'SUBSIDIARIES' as used herein shall mean corporations which are owned or controlled by International Paper Company, directly or indirectly.

    The effective date of the Plan is January 1, 1989. The Plan was amended in 1994, 1999 and 2000 by a vote of shareholders.

2. ADMINISTRATION OF THE PLAN

    (a) The Plan shall be administered by a committee (the 'COMMITTEE') which shall be composed of members of the Board of Directors of the Company and which shall be constituted so as to permit the Plan to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ('1934 ACT') (or any successor rule) and Section 162(m) of the Internal Revenue Code of 1986, as amended (the 'CODE'). The Committee is authorized to administer and interpret the Plan, to authorize, change, and waive the restrictions and conditions imposed on awards and stock options under the Plan, to delegate the granting of awards hereunder, and to adopt such rules and regulations for carrying out the Plan as it may deem appropriate. Decisions of the Committee or its delegates on all matters relating to the Plan shall be in the Committee's sole discretion and shall be conclusive and binding on all parties, including the Company, the shareholders and the participants.

    (b) No member of the Committee or any employee acting on its behalf shall incur any liability for any action or failure to act in connection with this Plan. The Company shall indemnify each member of the Committee and any employee acting on its behalf against any and all claims, losses, damages, expenses and liabilities arising from any action or failure to act.

3. PARTICIPANTS

    (a) Participation in this Plan shall be limited to senior managers and other key employees of the Company as determined by the Committee or its delegates. Awards of stock and stock appreciation rights and grants of stock options may be made to such employees and for such respective numbers of Shares, as the Committee or its delegates, in their absolute discretion shall determine (all such individuals to whom awards and options shall be granted being herein called 'PARTICIPANTS').

    (b) Members of the Board of Directors who are also employees of the Company shall be eligible to participate in the Plan. However, members of the Board of Directors who are not also employees of the Company shall be ineligible for awards under this Plan. Notwithstanding the foregoing, any members of the Board of Directors who are also retired employees of the Company shall be entitled to the portions of their awards which are earned or vested pursuant to the provisions of the Plan.

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    (c) A person who is compensated on the basis of a fee or retainer, as distinguished from salary, shall not be eligible for participation in the Plan.

    (d) Participation in this Plan, or receipt of an award or option under this Plan, shall not give a participant any right to a subsequent award or option, nor any right to continued employment by the Company for any period, nor shall the granting of an award or option give the Company any right to continued services of the participant for any period. Likewise, participation in the Plan will not in any way affect the Company's right to terminate the employment of the participant at any time with or without cause.

4. DEFINITIONS

    (a) 'STOCK' or 'SHARE' shall mean a share of the common stock of $1.00 par value of International Paper Company.

    (b) 'PERFORMANCE SHARES' shall mean Shares contingently awarded with respect to an Award Period and issued with the restriction that the holder may not sell, transfer, pledge, or assign such Shares, and with such other restrictions as the Committee in its sole discretion may determine (including, without limitation, restrictions with respect to forfeiture of the Shares and with respect to reinvestment of dividends in additional restricted Shares), which restrictions may lapse separately or in combination at such time or times (in installments or otherwise) as the Committee may determine.

    (c) 'STOCK APPRECIATION RIGHT' or 'SAR' shall mean a right included in an award under this Plan to receive upon exercise of the SAR a payment equal to the amount of the appreciation in the fair market value of a Share over the exercise price which is set forth in the SAR provided that the exercise price is not less than the fair market value of a Share on the date the SAR is granted. Payment upon exercise of an SAR may be in the form of cash, or restricted stock, or unrestricted stock, or a combination, as determined by the Committee in its sole discretion. SARs may be awarded separately or in combination with other awards and stock options under this Plan pursuant to terms and conditions contained in an award agreement as determined by the Committee.

    (d) 'CHANGE OF CONTROL OF THE COMPANY' shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of
        Schedule 14A of Regulation 14A promulgated under the 1934 Act; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any 'person' as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act (other than employee benefit plans sponsored by the Company) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company, cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election, by the Company's shareholders of each new director was approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of the period.

5. STOCK AVAILABLE FOR THE PLAN

    Subject to the adjustments permitted by Section 6 of the Plan, an aggregate of 10 MILLION (10,000,000) Shares shall be available under the Plan as amended by the shareholders at the 2003 Annual Meeting for delivery pursuant to the future awards, and options granted pursuant to the Plan, together with any Shares previously authorized by shareholders under the Plan, as previously amended, which are not yet issued to, or are reacquired from, participants in the Plan as previously amended. Such Shares shall be either previously unissued Shares or reacquired Shares. Shares covered by awards which are not earned, or

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which are settled in cash, or which are forfeited or terminated for any reason, and options which expire unexercised or which are exchanged for other awards, shall again be available for other awards and stock options under the Plan. Shares received by the Company in connection with the exercise of stock options by delivery of other Shares, and received in connection with payment of withholding taxes, shall again be available for delivery under the Plan. Shares reacquired by the Company on the open market using the cash proceeds received by the Company from the exercise of stock options granted under the Plan as previously amended shall be available for awards and options up to the number of Shares issued upon option exercises which generated such proceeds, provided any such exercise occurred on or after January 1, 1989. Notwithstanding the foregoing, the maximum number of Shares available for delivery pursuant to future awards, options and SARs to executive officers of the Company who, at the time of grant, are subject to the provisions of Section 16 of the 1934 Act shall not exceed 14,600,000 Shares, subject to the adjustments permitted by Section 6 of the Plan. Notwithstanding any other provision of this Plan, subject, however, to the adjustments permitted by Section 6 of the Plan, the aggregate number of Shares that can be covered by future stock options or SARs granted to any individual in any period of three consecutive fiscal years shall be 1,800,000, and SUBJECT TO THE ADJUSTMENTS PERMITTED BY THIS SECTION 5, the aggregate number of restricted Shares issued under this Plan after the 1999 annual meeting of shareholders may not exceed 3,100,000 Shares.

6. CHANGES IN STOCK AND EXERCISE PRICE OF STOCK OPTIONS AND SARS

    In the event of any stock dividend, split-up, reclassification or other analogous change in capitalization or any distribution (other than regular cash dividends) to holders of the Company's common stock, the Committee shall make such adjustments, if any, as it deems to be equitable in the exercise price of outstanding options and SARs, and in the number of Performance Shares awarded and earned, and in the number of Shares covered by any outstanding stock options and SARs, granted under this Plan, and in the aggregate number of Shares covered by this Plan.

7. TIME OF GRANTING AWARDS AND STOCK OPTIONS

    Nothing contained in this Plan, or in any resolution adopted or to be adopted by the Board of Directors or the shareholders of the Company, shall constitute the granting of an award or stock option under this Plan. The granting of an award or stock option pursuant to the Plan shall take place only when authorized by the Committee or its delegates.

8. DEATH OR DISABILITY OF A PARTICIPANT

    In the event of the death of a participant, a stock option or an SAR may be exercised within one year of the participant's death by the participant's designated beneficiary or beneficiaries (or if no beneficiary has been designated or survives the participant, by the person or persons who have acquired the rights of the participant by will or under the laws of descent and distribution). If a participant becomes disabled, the participant may exercise a stock option or an SAR within one year after the date of the disability.

    For purposes of this Plan, the term 'DISABLED' shall refer to the condition of total disability defined in the Company's long-term disability plan.

    A participant may file with the Committee a designation of a beneficiary or beneficiaries on a form approved by the Committee, which designation may be changed or revoked by the participant's sole action, provided that the change or revocation is filed with the Committee on a form approved by it. In case of the death of the participant, before termination of employment or after retirement or disability, any portions of the participant's award to which the participant's designated beneficiary or estate is entitled under the Plan and the award agreement, shall be paid to the beneficiary or beneficiaries so designated or, if no beneficiary

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has been designated or survives such participant, shall be delivered as directed by the executor or administrator of the participant's estate.

9. RETIREMENT OF HOLDER OF STOCK OPTION OR SAR

    If a participant retires under a Company pension plan, the participant may exercise a stock option or an SAR within its remaining term unless otherwise provided in the award agreement. Retirement under any of the Company's pension plans shall cause incentive stock options to be treated for federal income tax purposes as non-qualified stock options on a date which is three months after the date of retirement. For purposes of this section, retirement shall be given the meaning used under the Company's pension plan for salaried employees.

10. NON-TRANSFERABILITY OF AWARDS

    No award, stock option or SAR under this Plan, and no rights or interests therein, shall be assignable or transferable by a participant (or legal representative), except at death by will or by the laws of descent and distribution unless otherwise permitted by the Committee and by law and, in the case of incentive stock options, to the extent consistent with Section 422 of the Code.

11. MODIFICATION OF THE PLAN

    The Board of Directors, without further approval of the shareholders, may at any time amend the Plan to take into account and comply with any changes in applicable securities or federal income tax laws and regulations, or other applicable laws and regulations, including without limitation, any modifications to Rule 16b-3 under the 1934 Act or Section 162(m) of the Code (or any successor rule, provision or regulation), terminate or modify or suspend (and if suspended, may reinstate) any or all of the provisions of this Plan, except that no modification of this Plan shall without the approval of the Company's shareholders increase the total number of Shares for which awards, stock options and SARs may be granted under the Plan (except pursuant to Section 6).

RESTRICTED PERFORMANCE SHARE AWARDS

12. TERMS AND CONDITIONS OF AWARDS OF PERFORMANCE SHARES

    (a) Each award of Performance Shares under this Plan shall be contingently awarded with respect to a period of consecutive calendar years as determined by the Committee (herein called an 'AWARD PERIOD') and shall be made from reacquired Shares. The first complete Award Period under this Plan began with the year 1989. A new Award Period shall commence at the beginning of each calendar year.

    (b) The Performance Shares awarded under this Plan will be earned by a participant on the basis of the Company's financial performance over the Award Period for which it was awarded, on the basis of pre-established performance goals determined by the Committee in its sole discretion. The Performance measurement criteria used for Performance Shares shall be limited to one or more of: earnings per share, return on stockholders equity, return on investment, return on assets, growth in earnings, growth in sales revenue, and shareholder returns. Such criteria may be measured based on the Company's results or on the Company's performance as measured against a group of peer companies selected by the Committee. In applying such criteria, earnings may be calculated based on the exclusion of discontinued operations and extraordinary items. Subject to the adjustments permitted by Section 6 of the Plan, the maximum number of Performance Shares that can be earned for any one individual for any future Award Period is 100,000. Subject to such maximum number of Shares, the amount, if any, that may be earned by a participant receiving

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        Performance Shares may vary in accordance with the level of achievement of the performance goal or goals established by the Committee.

    (c) A participant's rights with respect to all unearned Performance Shares shall terminate at the end of each Award Period.

    (d) The number of Shares determined by the Committee to have been earned with respect to any Award Period shall be final, conclusive and binding upon all parties, including the Company, the shareholders and the participants.

    (e) All dividend equivalents credited on Performance Shares during an Award Period shall be reinvested in additional Performance Shares (which shall be allocated to the same Award Period, and shall be subject to being earned by the participant on the same basis as the original award).

    (f) All dividends paid on earned restricted Shares under this part of the Plan shall be paid in cash.

    (g) As a condition of any award of Performance Shares under this Plan, each participant shall enter into an award agreement authorized by the Committee. The Committee may in its sole discretion, include additional conditions and restrictions in the award agreement entered into under this Plan. Settlements in Shares may be subject to forfeiture and other contingencies as the Committee may determine.

    (h) At the discretion of the Committee, SARs may be awarded separately or in combination with other awards or grants under this portion of the Plan.

    (i) In the event a Change of Control of the Company occurs, then

        (A) all restrictions shall be immediately removed with respect to all earned Performance Shares and

        (B) a pro rata portion of each outstanding Award that would have been earned were Company performance to reach the goals established by the Committee for each uncompleted Award Period shall be deemed earned (based on the number of months of the total Award Period which have been completed prior to the Change of Control), and all restrictions shall be immediately removed with respect to that number of shares; the remaining portion of each Award shall remain outstanding as Performance Shares subject to the provisions of this Plan and the participant's award agreements.

STOCK OPTION AWARDS

13. TERMS AND CONDITIONS OF STOCK OPTIONS

    (a) The Committee and its delegates shall have the sole authority to grant stock options under this Plan. Such grants may consist of non-qualified stock options, or Incentive Stock Options, or any combination thereof, as the Committee shall decide from time to time. The aggregate fair market value (determined at the time the option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during a calendar year shall not exceed $100,000 as determined under Section 422A of the Internal Revenue Code or comparable legislation. The maximum number of Shares for which stock options can be awarded to any one individual over any consecutive three-year period commencing on the effective date of the amendment to the Plan is 1,800,000 Shares, subject to the adjustments permitted by
        Section 6 of the Plan.

    (b) The term of each option granted under the Plan shall be set by the Committee, but in no event shall an Incentive Stock Option be exercised after ten years following the date of its grant under this Plan.

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    (c) The exercise price of each option granted under the Plan shall be no less than the fair market value of the underlying Stock at the time the option is granted as determined by the Committee.

    (d) Prior to the exercise of the option and delivery of the Stock represented thereby, the participant shall have no rights to any dividends nor be entitled to any voting rights on any Stock represented by outstanding options.

    (e) As a condition of any grant of a stock option under this Plan, each participant shall enter into an award agreement authorized by the Committee. The Committee may, in its sole discretion, include additional conditions and restrictions in the award agreement entered into under this Plan.

    (f) At the discretion of the Committee, SARs may be awarded separately or in combination with other awards or grants under this part of the Plan.

14. EXERCISE OF STOCK OPTIONS

    (a) Each stock option granted under this Plan shall be exercisable as provided in accordance with the document evidencing the option by full payment of the option price in cash or at the discretion of the Committee in Stock owned by the participant (including Performance Shares and other restricted Shares awarded under this Plan). Unless otherwise provided herein, a participant may exercise a stock option only if he or she is an employee of the Company and has continuously been an employee of the Company since the date the option was granted.

    (b) If a stock option under this Plan is exercised by a participant, then, at the discretion of the Committee, the participant may receive a replacement option under this part of the Plan to purchase a number of Shares equal to the number of Shares which the participant purchased on the exercise of the option, with an exercise price equal to the current fair market value, and with a term extending to the expiration date of the original stock option. If a stock option is exercised by delivery of restricted Shares, then the participant shall receive an equal number of identically restricted Shares; the remaining option exercise Shares shall contain any applicable restrictions which are set forth in the participant's award agreement and shall otherwise be unrestricted.

    (c) In the event a Change of Control of the Company occurs, all stock options granted under this part of the Plan shall be immediately exercisable, and all restrictions on Shares issued under this plan pursuant to the exercise of stock option shall be immediately removed.

CONTINUITY AWARDS

15. TERMS AND CONDITIONS OF EXECUTIVE CONTINUITY AWARDS

    (a) Executive Continuity Awards may be made from time to time under this Plan at the discretion of the Committee, in such amounts and upon such terms and conditions as are established by the Committee under this portion of the Plan, except that in no event shall any such award made after May 13, 2003, extend beyond a term of ten years following the date of its grant under this Plan.

    (b) An Executive Continuity Award shall consist of a tandem grant of restricted Shares together with a related non-qualified stock option (options to be granted in accordance with the provisions of sections 13-14 of this Plan) to purchase a specified number of Shares, in such amounts as may be determined by the Committee. All dividends paid on the restricted Shares shall be reinvested in additional shares of restricted Shares (subject to the same restrictions, terms and conditions). Upon attainment of age 65, (or death or the executive's becoming disabled) or such other age as is determined in the sole discretion of the Committee, or upon a Change of Control of the Company (as limited under subsection
        (h) below), the restrictions on

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        the award will be removed, and the award will vest in the following manner, except as otherwise determined by the Committee:

        (i) If the current realizable gain on a tandem stock option is greater than the current market value of the related restricted Shares (including re-invested dividends), then all such shares of restricted Shares shall be canceled and the term of the stock option shall continue for the term set forth in the award agreement.

        (ii) If the current market value of the restricted Shares (including re-invested dividends) is greater than the current realizable gain on any related tandem stock option, then the option shall be canceled and the restrictions shall be removed from all of the related restricted Shares.

    (c) If a stock option granted under this portion of the Plan is exercised prior to the executive's attainment of an age determined by the Committee, the related shares of restricted Shares shall be canceled, and the additional Shares issued upon the exercise of the stock option shall be restricted and subject to either forfeiture or repurchase by the Company at the option exercise price for a period ranging up to 12 years from the date of the grant of the option, or longer, as determined by the Committee and set forth in the award agreement.

    (d) A stock option granted under this portion of the Plan shall be exercisable as provided in accordance with the document evidencing the option by full payment of the option price in cash or, at the discretion of the Committee, in Stock owned by the participant (including Performance Shares awarded under this Plan). At the discretion of the Committee, the participant may receive a replacement stock option to purchase a number of shares equal to the number of shares purchased by the participant in exercising the option, with an exercise price equal to the current market value, and with a term extending to the expiration date of the original stock option. If an option is exercised by delivery of restricted Shares, then the participant shall receive an equal number of identically restricted Shares; the remaining option exercise Shares shall be subject to the Company's right to impose restrictions on such Shares as described in subsection (c) above.

    (e) As a condition of any executive Continuity Award under this Plan, each participant shall enter into an award agreement authorized by the Committee. The Committee may, in its sole discretion, include additional conditions and restrictions in the award agreement.

    (f) At the discretion of the Committee, SARs may be awarded separately or in combination with other awards or grants under this portion of the Plan.

    (g) In the event a Change of Control of the Company occurs, all restrictions shall be immediately removed with respect to the exercise of stock options under this part of the Plan and with respect to Shares issued upon the exercise of any stock option. A Change of Control, for these purposes, shall not include a transaction initiated by management such as a management led buyout or recapitalization except where such transaction (i) is in response to the acquisition of 10% or more of the Company's stock or the announcement of a tender offer for 20% or more of the Company's stock (other than by employee benefit plans sponsored by the Company); or (ii) is approved by the Board in accordance with the standards set forth in Section 717 of the New York Business Corporation Law or any successor provision.

16. TERMS AND CONDITIONS OF OTHER CONTINUITY AWARDS

    (a) Awards of restricted stock hereinafter called 'continuity awards' may be made from time to time under the Plan at the discretion of the Committee or its delegates, in such amounts and upon such terms and conditions as are established by the Committee or its delegates under this portion of the Plan except that in connection with any such awards made after MAY 13, 2003, in no event shall such award extend

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        beyond a term of ten years following the date of its grant under this
        Plan. All dividends paid on the restricted Shares shall be reinvested in additional shares of restricted Shares (subject to the same restrictions, terms and conditions.)

    (b) As a condition of any such continuity award under this Plan, each participant shall enter into an award agreement authorized by the Committee or its delegates. The Committee or its delegates, in their sole discretion, may include additional conditions or restrictions in the award agreement.

    (c) In the event a Change of Control of the Company occurs, all restrictions shall be immediately removed with respect to Shares issued as a continuity award. A Change of Control, for these purposes, shall not include a transaction initiated by management, such as a management led buyout or recapitalization except where such transaction (i) is in response to the acquisition of 10% or more of the Company's stock or the announcement of a tender offer for 20% or more of the Company's stock (other than by employee benefit plans sponsored by the Company); or (ii) is approved by the Board in accordance with the standards set forth in
        Section 717 of the New York Business Corporation Law or any successor provision.

MISCELLANEOUS

17. PRIOR AWARDS

    Awards of stock options and Performance Shares made under the Plan prior to the amendments approved by shareholders at the 1994 annual meeting continued to be subject to the terms of the Plan and the instruments evidencing such awards prior to such amendments becoming effective.

18. TAX WITHHOLDING

    The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of Shares, a sufficient amount to cover withholding of any federal, state, local or foreign jurisdiction taxes required by law, or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit or require Shares to be used to satisfy required tax withholding and such Shares shall be valued at the fair market value as of the settlement date of the applicable award.

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                                                                      APPENDIX B

                      AUDIT AND FINANCE COMMITTEE CHARTER
                       (ADOPTED AS OF FEBRUARY 26, 2003)

PURPOSE AND ROLE OF AUDIT AND FINANCE COMMITTEE

    The Audit and Finance Committee is appointed by the Board to assist the Board in monitoring the integrity of the financial statements of the Company and financial reporting procedures, the independent auditor's qualifications and independence, the performance of the Company's internal audit function and independent auditors, the compliance by the Company with legal and regulatory requirements, the use and development of the financial resources of the Company, and such other matters as directed by the Board or this Charter.

    The Committee's function is one of oversight. The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. In adopting this Charter, the Board recognizes that the financial management and the independent auditors of the Company have more knowledge of, and more detailed information on, the Company than do members of the Audit and Finance Committee. In carrying out its oversight responsibilities, the Audit and Finance Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work. In addition, each Committee member shall be entitled to rely on the integrity of those persons, both internal and external, providing information to the Committee, and on the accuracy and completeness of such information, absent actual knowledge to the contrary.

COMMITTEE MEMBERSHIP

    The Audit and Finance Committee shall consist of no fewer than three members. The members of the Audit and Finance Committee shall meet the independence and experience requirements of the New York Stock Exchange, Securities Exchange Act of 1934 (the 'Exchange Act') and the rules and regulations of the Securities and Exchange Commission (the 'Commission'). At least one member of the Audit and Finance Committee shall be a financial expert as defined by the Commission, and all Audit and Finance Committee members shall meet minimum financial literacy requirements.

    The members of the Audit and Finance Committee shall be appointed by the Board on the recommendation of the Governance Committee.

MEETINGS

    The Audit and Finance Committee shall meet as often as it determines, but not less frequently than four times a year. The Audit and Finance Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

    The Audit and Finance Committee shall have the sole authority to appoint or replace the independent auditor. The Audit and Finance Committee shall be responsible for the compensation and oversight of the work of the independent auditor. The independent auditor shall report directly to the Audit and Finance Committee.

    The Audit and Finance Committee shall preapprove all auditing services and permitted non-audit services to be performed for the Company by its independent auditor. The Audit and Finance Committee may delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and

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permitted non-audit services. Decisions of such subcommittee relating to preapprovals shall be presented to the full Audit and Finance Committee at its next scheduled meeting.

    The Audit and Finance Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit and Finance Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit and Finance Committee.

    The Audit and Finance Committee shall make regular reports to the Board. The Audit and Finance Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit and Finance Committee shall annually review the Audit and Finance Committee's own performance against its Charter.

    The Audit and Finance Committee shall prepare the report required by the rules of the Commission to be included in the Company's annual proxy statement. The Audit and Finance Committee shall:

FINANCIAL STATEMENT AND DISCLOSURE MATTERS

    1. Review and discuss the annual audited financial statements and unaudited quarterly financial statements with management and the independent auditor, including disclosures made in management's discussion and analysis.

    2. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

    3. Review on a timely basis and discuss with management and the independent auditors:

      a) All critical accounting policies and practices to be used.

      b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

      c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

    4. Discuss with management policies relating to, and the types of information to be disclosed in connection with, Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

    5. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

    6. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

    7. Review disclosures made by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q.

                                      B-2



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OVERSIGHT OF THE INDEPENDENT AUDITOR

    8. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, including its peer review report, (b) any material litigation involving the independent auditor, and (c) relationships between the independent auditor and the Company.

    9. Evaluate the qualifications, performance and independence of the independent auditor and present its conclusions with respect to the independent auditor to the Board.

    10. Monitor the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

    11. Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in the audit of the Company.

OVERSIGHT OF THE COMPANY'S INTERNAL AUDIT FUNCTION

    12. Review the organization of the internal audit department, and the adequacy of its resources.

    13. Review the results of internal auditors' examinations, including summaries of needs improvement audits and fraud investigations.

    14. Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

COMPLIANCE OVERSIGHT RESPONSIBILITIES

    15. Obtain from the independent auditor assurance that the Committee has been informed of any illegal act that the independent auditor becomes aware of.

    16. Assist the Board with respect to the Company's policies and procedures regarding compliance with applicable laws.

    17. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

    18. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

OVERSIGHT OF THE COMPANY'S FINANCIAL MANAGEMENT

    19. Review management's dividend recommendations.

    20. Review financing and capital structure plans, taking into consideration current and projected cash positions, proposals for significant new debt or equity issuance or changes in treasury stock.

    21. Review the nature of any unusual or significant commitments or contingent liabilities including the Company's plans to manage foreign currency exposure, financing of non-U.S. operations, insurance and asset risk management and hedging strategies.

    22. Review and recommend chief executive officer and/or chief financial officer approval authority for capital-expenditures, financings, and acquisitions and divestments.

    23. Review performance of Board approved capital projects and acquisitions versus projected performance.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                          [LOGO: INTERNATIONAL PAPER]

                              400 ATLANTIC STREET
                          STAMFORD, CONNECTICUT 06921





                 Printed on Accent'r' Opaque 40# Smooth Finish, made by our employees at the Ticonderoga Mill.

                                     Appendix 1


[LOGO]                          VOTE BY INTERNET - www.proxyvote.com
                                Use the Internet to transmit your voting instructions and for electronic
INTERNATIONAL PAPER COMPANY     delivery of information up until 11:59 P.M. Eastern Daylight Time, May 12, 2003,
C/O MELLON INVESTOR SERVICES    except that plan participants must provide voting instructions on or before May
P.O. BOX 3500                   9, 2003. Have your proxy card in hand when you access the web site. You will be
SOUTH HACKENSACK, NJ 07606-9200 prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

                                VOTE BY PHONE - 1-800-690-6903
                                Use any touch-tone telephone to transmit your voting instructions up until
                                11:59 P.M. Eastern Daylight Time, May 12, 2003, except that plan participants must provide voting instructions on or before May 9, 2003. Have your proxy card in hand when you call. You will be prompted to enter your
                                12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

                                VOTE BY MAIL -
                                Mark, sign, and date your proxy/voting instruction card and return it in the postage-paid envelope we have provided or return it to International Paper
                                Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717. Voting instructions provided by plan participants must be received by May 9, 2003.

                                If you or your proxy are planning to attend the annual meeting of shareholders on May 13, 2003, please check the box in the space indicated
                                on the proxy card below, or so indicate when you vote by Internet or phone, and an admittance card will be held for you at the meeting.


TO VOTE BY MAIL, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  INPAP1  KEEP THIS PORTION FOR YOUR RECORDS
--- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- ---
                                                                             DETACH AND RETURN THIS PORTION ONLY

     THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTERNATIONAL PAPER COMPANY

    Vote On Directors
    The Board of Directors recommends a vote
    "FOR" Item 1. - Election of the following Nominees
    as Directors:                                                       For Withhold For All
                                                                        All    All    Except
    Class III (3-year term)
    01) Robert J. Eaton, 02) John V. Faraci, 03) Donald F. McHenry,     [ ]    [ ]      [ ]
    04) Patrick F. Noonan

To withhold authority to vote, mark "For All Except" and write the nominee's number(s) on the line below.


-----------------------------------

                                                                                          For   Against  Abstain
Vote On Proposals
The Board of Directors recommends a vote "FOR" Item 2. - Amendments to the Long-Term
Incentive Compensation Plan                                                               [ ]   [ ]    [ ]

The Board of Directors recommends a vote "AGAINST" Item 3. - Proposal relating to
shareholder approval for future severance agreements with senior executives               [ ]   [ ]    [ ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy/voting instruction card, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy/voting instruction card will be voted For Items 1 and 2 and Against
Item 3, or if you are a participant in one or more of the plans shown on the reverse side of this proxy/voting instruction card, your shares will be voted by the Trustee in its discretion.

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership or LLC, please sign in firm name by authorized partner or member.

For address changes, please check this box and
write them on the back where indicated                     [ ]

                                                           Yes     No
HOUSEHOLDING ELECTION - Please indicate if you
consent to receive certain future investor
communications in a single package per household           [ ]     [ ]

________________________________________________
Signature [PLEASE SIGN WITHIN BOX]          Date


                                                           Yes            No


Please indicate if you plan to attend this meeting         0             0

_______________________________________________________
Signature (Joint Owners)                    Date

                                     [LOGO]

                           INTERNATIONAL PAPER COMPANY

          SHAREHOLDER'S PROXY AND CONFIDENTIAL VOTING INSTRUCTION CARD
             ANNUAL MEETING OF SHAREHOLDERS - TUESDAY, MAY 13, 2003

THIS PROXY/VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTERNATIONAL PAPER COMPANY AND THE TRUSTEES OF THE PLANS LISTED BELOW, FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS, TO BE HELD ON MAY 13, 2003 AND AT ANY ADJOURNMENT THEREOF.

If you are a registered shareholder, by submitting this proxy you are appointing John T. Dillon and James P. Melican, jointly or individually, as proxies, with power of substitution, to vote all shares you are entitled to vote at the Annual Meeting of Shareholders on May 13, 2003, and any adjournment thereof. This proxy will be voted FOR Item 1, the election of Class III Directors; FOR Item 2, approval of amendments to the Company's Long-Term Incentive Compensation Plan; and AGAINST Item 3, a shareholder proposal concerning shareholder approval for future severance agreements with senior executives, unless otherwise directed, and in their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

If you are a participant in either the International Paper Salaried Savings Plan or the International Paper Hourly Savings Plan, by signing this proxy/voting instruction card, you are instructing your Trustee to vote your shares of common stock in accordance with your voting instructions. The Trustee under each of the plans has authorized Automatic Data Processing as an agent to tabulate the votes. Any shares held by the Trustee for which it has not received voting instructions by May 9, 2003, will be voted by the Trustee in its discretion.

The proxies are instructed to vote as indicated on the reverse side. This proxy revokes all prior proxies given by you. Please sign on the reverse side exactly as name or names appear there. If shares are held in the name of joint holders, each should sign. If you are signing as trustee, executor, etc., please so indicate.



             Address Changes:  _________________________________________________

             ___________________________________________________________________

             ___________________________________________________________________


(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

                                    Appendix 2


                                     [LOGO]

                     IMPORTANT NOTICE REGARDING DELIVERY OF
                              SHAREOWNER DOCUMENTS

March 28, 2003


Dear Shareowner,

The Securities and Exchange Commission has adopted a rule that allows us to send a single copy of our annual reports, proxy statements, prospectuses and other disclosure documents to two or more shareowners sharing the same address if they consent to do so, subject to certain conditions. We believe this "Householding" rule will provide greater convenience for our shareowners, as well as cost savings for us by reducing the number of duplicate documents that are sent to your home. Please note that if you do not respond, you will be deemed to have consented, and Householding will start 60 days after the mailing of this notice.

The Householding election appears on the enclosed proxy card if you have not been contacted previously for this option. If you wish to participate in the Householding program, please indicate "YES" when voting your proxy. Your affirmative or implied consent will be perpetual unless you withhold it or revoke it.

If you wish to continue to receive separate annual reports, proxy statements, prospectuses and other disclosure documents for each account in your household, you must withhold your consent to our Householding program by indicating "NO" when voting your proxy.

You may revoke your consent at any time by contacting ADP, either by calling toll-free (800) 542-1061, or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent, you will be removed from the Householding program within 30 days of receipt of your revocation and each shareowner at your address will receive individual copies of our disclosure documents.

We strongly encourage your participation in the Householding program, and believe that it will benefit both you and International Paper Company. Not only will it reduce the volume of duplicate information that you receive in your household, but will also reduce our printing and mailing costs.

Thank you.






                           STATEMENT OF DIFFERENCES

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